                                 INTERLEAF, INC.

                  EXHIBIT 11-COMPUTATION OF EARNINGS PER SHARE


In thousands, except for per share amounts                  Three months ended       Nine months ended
                                                                December 31              December 31
                                                                (unaudited)              (unaudited)
                                                            1994          1993       1994          1993
                                                            ----          ----       ----          ----

PRIMARY
Average shares outstanding of Common Stock                13,971         13,452     13,887        13,310
Net effect of Senior Series B Convertible                      -          2,506          -             -
Preferred Stock, if dilutive
Net effect of stock options, if dilutive, based on             -            412          -             -
the treasury method using average market price
Net effect of stock purchase warrants, if
dilutive, based on the treasury method using
average
market price                                                   -            267          -             -
Net effect of stock purchase plan rights, if
dilutive, based on the treasury method using
average                                                        -             18          -             -
market price                                              ------         ------     ------        ------


TOTAL                                                     13,971         16,655     13,887        13,310
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------
Income (loss) before cumulative effect of
change in accounting principle                           $(5,781)       $    40   $(28,491)     $(10,990)
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------

Per share amount                                         $  (.41)       $   .00   $  (2.05)     $   (.82)
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------
Cumulative effect of change in accounting
principle                                                $     -        $     -   $      -      $   1,900
                                                          ------         ------     ------        -------
                                                          ------         ------     ------        -------

Per share amount                                         $     -        $     -   $      -      $     .14
                                                          ------         ------     ------        -------
                                                          ------         ------     ------        -------

Net income (loss)                                        $(5,781)       $    40   $(28,491)      $(9,090)
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------

Per share amount                                        $  (.41)       $   .00   $  (2.05)      $  (.68)
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------

FULLY DILUTED
Average shares outstanding of Common Stock                13,971         13,452     13,887        13,310
Net effect of Senior Series B Convertible                      -          2,506          -             -
Preferred Stock, if dilutive
Net effect of stock options, if dilutive, based on             -            428          -             -
the treasury method using quarter-end price, if
higher
Net effect of stock purchase warrants, if                      -            290          -             -
dilutive, based on the treasury method using
quarter-end price, if higher
Net effect of stock purchase plan rights, if                   -             21          -             -
                                                          ------         ------     ------        ------
dilutive, based on the treasury method using
quarter-end price, if higher

Total                                                     13,971         16,697     13,887        13,310
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------


Income (loss) before cumulative effect of
change in accounting principle                          $ (5,781)       $    40   $(28,491)      $(10,990)
                                                          ------         ------     ------        -------
                                                          ------         ------     ------        -------

Per share amount                                        $  (.41)        $   .00   $  (2.05)      $  (.82)
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------

Cumulative effect of change in accounting
principle                                               $      -        $     -   $      -       $  1,900
                                                          ------         ------     ------        -------
                                                          ------         ------     ------        -------

Per share amount                                        $      -        $     -   $      -       $    .14
                                                          ------         ------     ------        -------
                                                          ------         ------     ------        -------

Net income (loss)                                       $(5,781)        $    40   $(28,491)      $(9,090)
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------

Per share amount                                        $  (.41)        $   .00   $  (2.05)      $  (.68)
                                                          ------         ------     ------        ------
                                                          ------         ------     ------        ------


                                       15